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                                                                   EXHIBIT 10.5

                                 LEASE AGREEMENT


STATE OF COLORADO

COUNTY OF DENVER

THIS LEASE AGREEMENT is made and entered into this 20 day of December, 1991 by and between the Lessor and Lessee hereinafter named.

Definitions and Basic Provisions
--------------------------------

The following Definitions and Basic Provisions shall be construed in conjunction with and limited by the references thereto in other provisions of this Lease:

(a) "Lessor": Samuel Zell, not personally, but solely as Trustee under Trust Agreement dated December 14, 1990 and known as Trust No. 7800.

(b)   "Lessee": J.D. Edwards & Company, a Colorado corporation.

(c) "Premises": Approximately 60,000 square feet on floors 3, 4, 6 and 7 (the "Primary Space") plus approximately 7,000 square feet on floor 1 (the "Demonstration Space") in the Building known as Denver Corporate Center III and located at 7900 East Union Avenue, Denver, Colorado 80237 in a Project commonly known as Denver Corporate Center, Denver, Colorado such premises to be shown and outlined on a plan to be attached hereto and labeled as Exhibit A. The actual square footage will be determined and certified by a registered architect reasonably acceptable to both Lessor and Lessee. Upon execution of this Lease by Lessor and its delivery to Lessee, and upon Lessee's delivery to Lessor of the requisite insurance policy or policies described in paragraph 10 herein, Lessee shall have, subject to the terms and conditions set forth in this Lease, the right to commence promptly its alterations and improvements to both the Demonstration and Primary Space.

(d) "Lease Term": For the Primary Space, a period of 60 months commencing on or before June 1, 1992 (the "Commencement Date"); for the Demonstration Space, a period of sixty three (63) months commencing on March 1, 1992. The Commencement Date shall be designated and confirmed by Lessor in writing to Lessee on or before June 1, 1992.

(e) "Base Monthly Rent": Beginning June 1, 1992, a sum equal to the total number of rentable square feet depicted in a space plan to be attached hereto as Exhibit A times $12.20 due and payable on or before the first day of each calendar month at the office of Lessor during the initial Lease Term without prior demand. Rent with respect to the Demonstration Space shall be abated for the three (3) months beginning March 1, 1992 and ending May 31, 1992.

(f) "Prepaid Rental": sum representing payment of the Base Monthly Rent for the first month of the Lease Term.

(g)   "Security Deposit": $ None

(h) "Permitted Use": General offices, customer and employee training, computer rooms and software development and sales.

(i)   An Addendum consisting of two (2) pages and exhibits consisting of ten
      (10) pages with sections labeled consecutively A through D are attached hereto, initialed by both parties, and made a part hereof.

(j)  "Calendar Year":    a twelve (12) month period commencing


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      January 1 and ending December 31.

GRANTING CLAUSE

In consideration of the obligation of Lessee to pay rent as herein provided and in consideration of the other terms, covenants and conditions hereof, Lessor hereby demises and leases to Lessee, and Lessee hereby takes from Lessor, the Premises for the Lease Term specified upon the terms, covenants, and conditions set forth in this Lease. This lease is conditioned upon faithful performance by Lessee of the following agreements, covenants, rules and regulations, herein set out and agreed to by Lessee.

PAYMENTS

(a) Lessee shall pay to Lessor all rents and sums required to be paid under this Lease without demand at the times and in the manner provided. The obligation of Lessee to pay rent is an independent covenant, and no act or circumstance, whether constituting breach of any covenant by Lessor or not, shall release Lessee of this obligation.

(b) Within three (3) business days after receipt of notice from the Lessee, Lessor shall replace or repair any lamps, starters, or ballasts that are not functioning properly. Such repair or replacement shall be at Lessor's cost and expense; however, to the extent such repair or replacement constitutes operating expenses, Lessee acknowledges that it is responsible for its proportionate share of such costs and expenses.

(c) Lessee shall pay to Lessor all charges for any miscellaneous services, goods, or materials furnished by Lessor at Lessee's request which are not required to be furnished by Lessor under this Lease. Lessor agrees to provide Lessor a reasonable estimate of the price of services, goods or materials prior to delivering same to Lessee. Nothing contained herein shall act to prevent Lessee from contracting with another vendor reasonably acceptable to Lessor to provide the needed services, goods, or materials.

(d) Lessee shall pay to Lessor the "ADJUSTMENT TO BASE MONTHLY RENT" as provided in attached Exhibit B, which is incorporated herein.

(e) Lessee shall pay to Lessor "ADDITIONAL RENT" as provided in attached Exhibit B, which is incorporated herein.

(f)   All payments shall be paid to the order of Denver Corporate Center.

In the event that any payment required to be paid under this Lease is not made within fifteen (15) calendar days of when due, a service fee of two and one-half percent (21/2) of the delinquent amount will be due and payable immediately to Lessor.

SERVICES BY LESSOR
------------------

Lessor agrees to furnish to Lessee while occupying the Premises the following services:

(a) Hot and cold water at those points of supply provided for the public and private use of Lessee.

(b) Heated and refrigerated air conditioning in season from 8:00 a.m. until 6:00 p.m. each business day, and from 8:00 a.m. until 1:00 p.m. each Saturday. Temperatures and amounts shall be comparable to similar class office buildings located in the Denver Tech Center and consistent with the Lessee's stated use of the Premises, Service for any nonstandard hours shall be requested by Lessee by telephone with reasonable notice and



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      shall be billed at the rate of $75.00 per hour. Building holidays (which shall not constitute business days under this Lease Agreement) are as follows:

                                 New Year's Day
                             Memorial Day (federal)
                                     July 4
                               Labor Day (federal)
                                Thanksgiving Day
                                  Christmas Day

(c) Elevator service in common with other tenants for ingress to and egress from the Premises.

(d) Janitorial cleaning services as detailed in the Janitorial Schedule which is attached hereto as Exhibit C.

(e) Electric lighting for public areas and special service areas of the Building in the manner and to the extent reasonably suitable for Lessee's stated business use of the Premises and comparable to similar class office buildings in the Denver Tech Center,

Except as provided herein, failure to furnish or any stoppage of these services shall not render Lessor liable in any respect for damages to person, property or business. In the event that there occurs a failure to provide these services or there occurs an interruption of these services and said failure or interruption continues for a period in excess of five (5) continuous business days after delivery of written notice by Lessee to Lessor, the rent shall be proportionately abated for each day of such failure or interruption commencing retroactive to the day that Lessee delivers written notice to Lessor of such failure or interruption. This proportional abatement shall continue until such failed or interrupted service is restored. Should any equipment or machinery break down or for any cause cease to function properly, Lessor shall use reasonable diligence to repair the same promptly after receipt of written notice from Lessee.

ASSIGNMENT OR SUBLETTING BY LESSEE
----------------------------------

1. a. Lessee shall not assign, sublease, transfer or encumber this Lease or any interest therein or grant any license, concession or other right of occupancy of the Premises or any portion thereof or otherwise permit the use of the Premises or any portion thereof by any party other than Lessee (any of which events is hereinafter called a "Transfer") without the prior written consent of Lessor, which consent shall not be unreasonably withheld or delayed. Consent by Lessor to one or more Transfers shall not operate as a waiver of Lessor's rights as to any subsequent Transfers.

      b. If Lessee requests Lessor's consent to a Transfer, Lessee shall notify Lessor in writing at least 45 days prior to the effective date of the proposed Transfer of the name of the proposed transferee and the nature of the business of the proposed transferee, the term, use, rental rate and all other material terms and conditions of the proposed Transfer, including, without limitation, evidence satisfactory to lessor that the proposed transferee is financially responsible. Notwithstanding the provisions of Section 1(a) above, Lessor may, during said 45-day period,
      (i) consent to or refuse to consent to such Transfer in writing; or (ii) negotiate directly with the proposed transferee and (in the event Lessor is able to reach agreement with such proposed transferee) upon execution of a lease with such transferee, terminate this Lease (in whole or in part, as appropriate) upon thirty (30) days' notice; or (iii) cancel and terminate this Lease, in whole or in part, within 30 days of receipt of such notice. If Lessor should fail to notify Lessee in writing of its


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      decision within thirty (30) days after the date Lessor has received all required information concerning the proposed transferee and Transfer, Lessor shall be deemed to have consented to such Transfer upon the terms Lessee provided Lessor according to this paragraph. In the event Lessor elects to recapture the space, Lessee shall be released from the Lease. In the event Lessor consents to any Transfer, the Transfer shall be in a form approved by Lessor, and Lessee shall bear all costs and expenses incurred by Lessor in connection with the review and approval of such documentation, which costs and expenses shall not exceed $750.

      c. All cash or other proceeds (the "Transfer Consideration" of any Transfer of Lessee's interest in this Lease and/or the Premises, whether consented to by Lessor or not, shall be paid to Lessee. Lessor agrees that to the extent such proceeds exceed the rentals called for hereunder (the "Excess Rental"), the Excess Rental shall be divided equally after deduction of reasonable brokerage and attorney's fees and reasonable and documented build-out and other direct costs, between Lessor and Lessee. Lessee hereby assigns all rights it might have or ever acquire in Lessor's equal portion of the Excess Rental any such proceeds to Lessor. In addition to the Rent hereunder, Lessee hereby covenants and agrees to pay to Lessor all rent and other consideration including Lessor's share of the Excess Rent, which it receives which is in excess of the Rent payable hereunder within ten (10) days following receipt thereof by Lessee. In addition to any other rights to the Transfer shall be made directly to Lessor.

      d. If Lessee is a corporation and if at any time during the Lease Term the person or persons who own the voting shares at the time of the execution of this Lease cease for any reason, including but not limited to merger, consolidation or other reorganization involving another corporation, to own a majority of such shares, or if Lessee is a partnership and if any time during the Lease Term the general partner or partners who own the general partnership interests in the partnership at the time of the execution of this Lease, cease for any reason to own a majority of such interest (except as the result of transfer by gift, bequest or inheritance to or for the benefit of members of the immediate family of such original shareholder(s) or partner (s)), such an event shall be deemed to be a Transfer. The preceding sentence shall not apply whenever Lessee is a corporation the outstanding stock of which is listed or becomes listed on a recognized security exchange, or if at least eighty percent (80%) of its voting stock is owned by another corporation, the voting stock of which is so listed.

TRANSFER OF LESSOR'S RIGHTS
---------------------------

2. Lessor shall have the right to transfer and assign, in whole or in part, all and every feature of its interests, rights, and obligations hereunder and in the Building, the Project, and the real estate associated therewith. Such transfers or assignments, howsoever made, shall be respected and recognized by Lessee. Any such transfer shall operate to release Lessor from liability under this Lease from and after the effective date thereof, except as it may relate to the period prior to such effective date. Any such transfer shall operate to obligate the successor of Lessor to assume and abide by all obligations and liabilities of Lessor from and after the effective date hereof.

ASSIGNMENT BY LESSOR
--------------------

3. This Lease shall inure to the benefit of the Lessor and its successors and assigns; and with the written consent of Lessor first had, to the benefit of the heirs, executors and/or



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      administrators, successors and assigns of Lessee.

POSSESSION
----------

4. If for any reason the Premises are not ready for occupancy by Lessee at the time of commencement of this Lease, this Lease shall not be affected thereby, and Lessee shall have no claim against Lessor unless caused by Lessor's unreasonable delay in giving necessary approvals. No rent shall be payable for the period during which the Premises shall not be ready for occupancy unless such delay is caused by Lessee. If delivery of possession of the Premises is delayed beyond the commencement date specified in the Lease, said commencement date shall be extended to the date that the Premises are ready for occupancy by Lessee, in which event the termination date of the Lease Term shall be correspondingly extended and shall always end on the last day of a calendar month.

      The Premises shall not be deemed incomplete or unavailable for Lessee's possession or occupancy if: (a) only minor or insubstantial details of construction, decoration, or mechanical adjustments remain to be completed; or (b) if the Premises are untenantable for occupancy due to special work, changes, or alterations required or made by lessee; or (c) if the delay is otherwise caused by Lessee; or (d) if the delay is cause by default of Lessee or any other reason set forth in this Lease.

      By moving into the Premises or taking possession thereof (not including the installation of equipment, wiring or furnishings), Lessee accepts the Premises as is and suitable for the purposes for which the same are leased and accepts the Building and each and every appurtenance thereof. Lessee by said act waives any and all non-latent defects therein,

INDEMNITY, LIABILITY AND LOSS OR DAMAGE
---------------------------------------

5- Lessor shall not be liable to Lessee or Lessee-'s agents, employees, invitees, or to any person claiming by, through or under Lessee for any injury to person, loss or damage to property, or for loss or damage to business, occasioned by or through the acts or omissions of Lessor or any other person, or by any other cause whatsoever except for Lessor's gross negligence or willful misconduct. To the extent Lessor is not prevented by law from contracting against such liability, Lessee shall indemnify Lessor, its principals, agents, beneficiaries, and employees and save them harmless from all suits, actions, damages, liabilities, and expenses in connection with the loss of life, bodily or personal injury, or property damage arising from or out of any occurrence in, upon, at, or from the Premises except in the case of Lessor's gross negligence or willful misconduct. If Lessor shall, without fault on its part, be made a party to any action commenced by or against Lessee, Lessee shall protect and hold Lessor harmless and shall pay all reasonable costs, expenses, and attorney's fees.

LEGAL USE
---------

6. Lessee will not occupy or use, nor permit any portion of the Premises to be occupied or used for any purpose other than specified in the Definitions and Basic Provisions portion of this Lease, nor for any business or purpose which is unlawful in part or in whole or deemed to be disreputable or hazardous in any manner. Lessee will conduct its business and control its agents, employees, and invitees in such a manner so as not to create any nuisance, interfere with, annoy, or disturb other tenants or Lessor in the management of the Building. Lessee will maintain the Premises in a clean and healthful condition and comply with all laws, ordinances, orders, rules


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      and regulations (state, federal, municipal, and other entities asserting jurisdiction over the Premises) with reference to the use of and the occupancy of the Premises.

      Lessee shall not permit anything to be done which will in any way increase the rate of insurance on the Building or its contents. In the event that, by reason of any acts of Lessee or its conduct of business, there shall be an increase in the rate of insurance on the Building or its contents, Lessee hereby agrees to pay any and all such increase. Payment by Lessee of any such rate increased shall not be a waiver of Lessee's duty to comply herewith.

INSURANCE
---------

7. During the term of this Lease and any extension thereof, Lessee shall, at its own cost and expense, maintain and provide Commercial General Liability insurance coverage for the benefit and protection of Lessor and Lessee, naming both as insureds in an amount not less that $1,000,000 Combined Single Limit per occurrence with an aggregate of $2,000,000. Lessee shall also carry "all risk" physical loss insurance coverage for the full replacement cost of all additions, improvements, and alterations to the Premises, and all items of Lessee's personal property in, on, or about the Premises. All insurance provided hereunder shall be secured from responsible companies acceptable to Lessor and qualified to do business in the state where the Premises are located. Prior to the Commencement Date of the Term of this Lease, Lessee shall furnish Lessor with certificates evidencing such coverage and shall state that such coverage may not be changed or cancelled by the insurer or Lessee without at least thirty (30) days prior written notice to Lessor.

WAIVER OF SUBROGATION
---------------------

8. The parties hereby intend that the risks of loss, damage, and injury in connection with this Lease, Lessor's ownership and operation of the Building and Project, and Lessee's leasing and occupancy of the Premises are to be allocated as far as possible to insurance. Therefore, Lessor and Lessee each hereby waive all claims, actions, and demands against each other, and each hereby releases the other from all liability, to the maximum extent permitted by law for any loss, damage or injury to business, persons or property of any kind or nature, to the extent such loss, damage, or injury is compensated by insurance. The foregoing waivers shall not apply to the extent such waivers would operate to invalidate or preclude recovery under any policies of insurance or where endorsements to such insurance policies recognizing such waivers are not available at reasonable cost,

FIRE DAMAGE
-----------

9. (A1) If the Premises or the Building shall be damaged by any cause or means whatsoever not caused or contributed to the negligence or fault of Lessee, its employees, servants, agents, or invitees, and if said damage can be repaired within a period of sixty (60) working days by using standard working methods and procedures, Lessor shall, within a reasonable time after the occurrence of said damage, enter and make repairs, and this Lease shall not be affected and shall continue in full force and effect.

      (A2) However, if said damage cannot be repaired within a period of sixty
      (60) working days by using standard working methods and procedures, Lessor and Lessee shall each have the option of either (a) terminating this Lease as of the date of such occurrence and Lessee shall pay rent hereunder to such date of occurrence and immediately surrender the Premises to



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      Lessor or (b) keeping this Lease in full force and effect and restoring the Premises to substantially the same condition as existed prior to the date of such occurrence. Lessor or Lessee shall give written notice of the option selected within the aforementioned sixty (60) day period.

      (A3) If Lessor or Lessee so elects to continue this Lease and restore the Premises, Lessor shall within a reasonable time after said notice enter and make repairs. This Lease shall not be affected thereby, except that rents hereunder shall be abated while such repairs are being made for the period of time and in the proportion that the Premises are unsuitable for Lessee's business purposes.

      (B) However, if such damage is contributed to or results from the fault of Lessee, Lessee's employees, servants, agents, or invitees, such damage shall be repaired by and at the expense of Lessee under the control, direction, and supervision of Lessor. In such event, all rents due to Lessor shall continue without abatement or reduction regardless of the length of time of repairs.

      (C) The completion of repairs of all such damage is subject to reasonable delays which may result from but not be limited to the following: the survey of such damage, obtaining plans and drawings, negotiating contracts for repair, adjustment for insurance loss, strikes, labor difficulties, unavailability of material, or other causes beyond the control of the party obligated to make such repairs.

ALTERATIONS, ADDITIONS, IMPROVEMENTS
------------------------------------

10. Lessee shall make alterations in or additions or improvements to the Premises only with Lessor's prior written consent which consent shall not be unreasonably withheld or delayed. All such work shall: a) be at Lessee's expense; b) comply with all insurance requirements and with all applicable ordinances, regulations, and statutes of the jurisdictions in which the Premises are located; c) in Lessor's reasonably judgment, be performed using new materials in a good and workmanlike manner, in accordance with sound building practices; and d) not interfere with other lessees' use of their premises within the Project. All required working drawings and specifications shall be prepared at Lessee's expense by an architect, space planner, or engineer approved by Lessor which approval shall not be unreasonably withheld or delayed. Lessee shall pay its proportionate share of any increase in taxes. Before undertaking any alterations or construction, Lessee shall pay for and deliver to Lessor a public liability policy insuring Lessor and Lessee against any liability which may arise on account of such proposed alterations or construction work in a form and amounts reasonably acceptable to Lessor. All trade fixtures and equipment installed by Lessee on the Premises shall remain the property of Lessee.

LIENS BY LESSEE
---------------

11. Lessee shall keep the Premises and the real estate of which the Premises forms a part free from any liens arising out of any work performed, materials furnished, or obligations incurred by Lessee. In the event that Lessee shall not, within fifteen (15) days following the imposition of any such lien, cause the same to be released of record by payment or bonding over said lien, Lessor shall have, in addition to all other remedies provided herein and by law, the right but not the obligation to cause the same to be released by such means as it shall deem proper. All sums paid by Lessor and all expenses incurred by it in connection therewith shall automatically, create an obligation of Lessee to pay, on demand, an equivalent amount times two.



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      No work which Lessor permits Lessee to perform shall be deemed to be for the immediate use and benefit of Lessor, and no mechanic's or other lien shall be allowed against the estate of Lessor by reason of its consent to such work.

REENTRY BY LESSOR
-----------------

12. Lessee shall at termination of this Lease, by lapse of time or otherwise, deliver up the Premises to Lessor in as good condition as at date of possession (ordinary wear and tear excepted).

SIGNAGE
-------

13. Lessee will not place, suffer to be placed, or maintain on any exterior door, wall, or window of the Premises or of the Building any sign, awning, canopy, advertising matter, or any other thing of any kind. Lessee's placement of any such item will not occur without first obtaining Lessor's written approval which approval shall not be unreasonably withheld or delayed. If such approval is granted by Lessor, Lessee shall maintain such item(s) in good condition at all times. Lessor and Lessee agree that a new monument sign shall be installed at the right side of the main entrance stairs to Tower III solely for the purpose of displaying Lessee's name in Lessee's font. Lessor shall be responsible for all costs of constructing the monument sign including the cost of installing electrical service to the monument sign. Lessee shall be responsible for all costs associated with the design, manufacturer and installation of its signage to be placed on the monument sign. Lessee understands and agrees that all signage is subject to the approval of the Denver Tech Center architectural review committee.

SUBORDINATION
-------------

14. Lessee's rights under this Lease are and shall remain subject and subordinate to the operation and effect of: (a) all present and future ground or underlying leases involving all or any part of the Building, Project, or real estate associated therewith; or (b) any mortgage, deed of trust, or other security instrument now or hereafter affecting the Building, Project, or real estate associated therewith; or (c) all renewals modifications, replacements, consolidations, and extensions of or participations in those documents referred to in (a) and (b) above, whether the same shall be in existence on the date hereof or created hereafter (any such lease, mortgage, deed of trust or other instrument being referred to as a "Mortgage" and the person or persons having the benefit of same referred to as a "Mortgagee"). Lessee's acknowledgment and agreement of subordination provided for in this section is self-operative, and no further instrument of subordination shall be required. However, Lessee shall execute such further assurances thereof as may be requested, from time to time, by Lessor.

      This Lease and Lessee's rights hereunder shall be superior and prior in right to its Mortgage, with the same force and effect as if this Lease had been executed, delivered, and recorded prior to the execution, delivery, and recording of such Mortgage.

      If any person shall succeed to all or part of Lessor's interest in the Building, Premises, or Project, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease or otherwise, and if and as so requested or required by such successor-in-interest, Lessee shall, without charge, attorn to such successor-in-interest; provided, however, that the foregoing shall not affect in any way Lessee's right to quite and peaceful possession of the


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      Premises during the term hereof.

      Lessor covenants that Lessee, upon paying rent and performing all covenants and agreements contained in this Lease, shall peaceably and quietly have, hold, and enjoy the Premises during the Lease Term without hindrance, ejection, or molestation by any person lawfully claiming by, through, or under Lessor, subject to all Mortgages, encumbrances, easements, and underlying leases to which this Lease may be or become subject and subordinate, from time to time.

ABANDONMENT
-----------

15. If the Premises is abandoned or vacated by Lessee and rental payments have ceased (provided, however, that such abandonment or vacating of the space does not continue for more than six consecutive months, regardless of payment of rent), Lessor shall have the right, but not the obligation, to:
      (a) provide for the storage of any personal property remaining in the Premises without liability of any kind or nature for the cost of storage or the return of the personal property to Lessee, and/or (b) relet the same for the remainder of the period covered hereby. If the rent received through such reletting is not at least equal to all rents provided hereunder, Lessee shall pay and satisfy any and all deficiencies. Lessee shall also be responsible for all expenses incurred by any such reletting, including but not limited to, the cost of renovating, altering, decorating, and marketing the Premises for a new occupant.

      If during the last ninety (90) days of the Leased Term, Lessee removes a substantial portion of Lessee's personal property and/or Lessee has been in physical absence for ten (10) days and rental payments have ceased, an abandonment shall be constituted. In any such event, Lessor may enter the Premises for purposes of renovating, altering, and decorating the Premises for occupancy at the end of the Lease Term by a new tenant without in any way affecting Lessee's obligation to pay rent and to comply with all other terms and conditions of this Lease. Nothing herein shall be construed in any way as to deny Lessor the right, in case of abandonment, vacation, accompanied by the cessation of rental payments, or any other breach of the Lease by Lessee, to treat the same as an entire breach. Lessor shall have the option to immediately sue for the entire breach of this Lease and for any and all damages occasioned by Lessor thereby.

HOLDING OVER
------------

16. In case Lessee retains possession of the Premises after expiration or early termination of -this Lease, Lessee will pay as liquidated damages one and one-half (1 1/2) times the existing rents being paid by Lessee for the Premises for the entire holdover period. Lessee shall be responsible for all reasonable attorney's fees and direct expenses incurred by Lessor in enforcing its rights hereunder. No holding over by Lessee after the termination of the Lease Term, either with or without consent and acquiescence of Lessor, shall operate to extend this Lease for a longer period than one (1) month. Any holding over with Lessor's prior written consent shall constitute a lease from month to month.

DEFAULT BY LESSEE
-----------------

17. In the event (a) Lessee fails to comply with any material term, provision, condition, or covenant of this Lease or any of the rules and regulations now or hereafter established for the government of the Building; or (b) Lessee deserts or vacates the Premises and rental payments have ceased and such desertion or vacating of the Premises has continued for six


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      consecutive months regardless of payments of rent; or (c) any petition is filed by or against Lessee under any section or chapter of the United States Bankruptcy Code, as amended, or under any similar law or statute of the United States or of any state thereof and such petition is not dismissed within sixty (60) days after filing; or (d) Lessee becomes insolvent or makes a transfer in fraud of creditors; or (e) Lessee makes an assignment for benefit of creditors; or (f) a receiver is appointed for Lessee or any of the assets of Lessee, Lessor shall have the option to do any one or more of the following without notice in addition to and not in limitation of any other remedy permitted by law or by this Lease:

      (A) Terminate this Lease, in which event Lessee shall immediately surrender the Premises to Lessor. If Lessee shall fail to do so, Lessor may, without notice or prejudice to any other remedy Lessor may have for possession and/or for arrearages in rent, enter upon and take possession of the Premises and expel or remove Lessee and its effects. Lessee agrees to indemnify Lessor for all loss, damage, and expense including any attorney's fees which Lessor may suffer by reason of such termination.

      (B) Declare the entire amount of all rents which would have become due and payable during the remainder of the Lease Term, due and payable immediately, in which event Lessee agrees to pay the same at once to Lessor. Such payments shall not constitute a penalty, a forfeiture, or liquidated damages, but shall merely constitute payment in advance of the rent for the remainder of the Lease Term. The acceptance of such payment by Lessor shall not constitute a waiver of any failure of Lessee to comply with any term, provision, condition, or covenant of this Lease.

      (C) Enter upon and take possession of the Premises without being liable for prosecution or any claim for damages. Lessor may relet the Premises as the agent of the Lessee and receive the rent therefor. In such event, Lessee shall pay Lessor cost of renovating, repairing, and altering the Premises for a new tenant or tenants plus any deficiency that may arise by reason of such reletting on demand. The failure or refusal of Lessor to relet the Premises shall not release or affect Lessee's liability for all rents or for any and all such damages involved.

      (D) Enforce Lessee's specific performance of each and every provision of this Lease,

      Lessor may, as agent of Lessee, do whatever Lessee is obligated to do by the provisions of this Lease and may enter the Premises, in order to accomplish this purpose. Lessee agrees to reimburse Lessor immediately upon demand for any expenses and interests which Lessor may incur in effecting compliance with this Lease on behalf of Lessee.

      Failure by Lessor to declare any default immediately upon occurrence hereof, or delay in taking any action in connection therewith, shall not waive such default, but Lessor shall have the right to declare any such default at any time and take action as might be lawful or authorized hereunder, either in law or in equity. Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies.

ATTORNEY'S FEES
---------------

18. In case Lessee or Lessor makes default in the performance of any of the terms, covenants, agreements, or conditions contained in this Lease, and Lessee or Lessor places the enforcement of this Lease, or any part thereof, in the hands of any attorney or files suit upon the same, the non-prevailing party agrees to pay any and all reasonable attorney's fees, costs, and expenses.

REMEDIES
--------

19. No act or thing done by Lessor or its agents during the term hereof shall be deemed an acceptance of a surrender of the Premises. The acceptance of rent by Lessor with knowledge of the breach of any covenant contained in this Lease and/or the failure of Lessor to enforce any of the attached rules and regulations (or ones hereafter adopted) against Lessee (or any other lessee) shall not be deemed a waiver. Any agreement to accept a surrender of the Demised Premises or accept a waiver of said rules and regulations by Lessor shall not be valid unless made in writing and signed by Lessor. The mention in this Lease or the pursuit of any particular remedy shall not preclude Lessor from any other remedy Lessor might have, either in law or in equity, In case it should be necessary or proper for Lessor bring any action under this Lease to consultation or place said Lease or any amount payable to Lessor by Lessee with an attorney for the enforcement of any of Lessor's rights, then the non-prevailing party agrees in any such case to pay all reasonable attorney's fees.

ENTRY FOR REPAIRS AND INSPECTION
--------------------------------

20. Lessee will permit Lessor, its respective officers, agents, and representatives to enter into and upon all parts or the Premises, at all reasonable hours to inspect, clean, repair, make alterations and additions as Lessor may deem necessary. Similarly, Lessor may enter the Premises at any time for valid business reasons. Lessee shall not be entitled to any abatement or reduction of rent by reason thereof. Nothing contained herein however shall relieve Lessor and any successor-in-interest to Lessor from Lessor's obligation to respect Lessee's right to quite enjoyment of the Premises.

      Lessee will, at Lessee's own cost and expense, keep the Premises in sound condition and good repair, and shall repair or replace any damage or injury done to the Building or any part thereof by, Lessee or Lessee's employees, servants, agents, or invitees. If Lessee fails to make such repairs or replacements promptly, or within fifteen (15) days of occurrence, Lessor may at its option make such repairs or replacements, and Lessee shall repay all costs thereof plus a fifteen percent (15%) administrative fee to Lessor on demand. Lessee will not commit or allow any waste or damage to be committed on any portion of the Premises.

CONDEMNATION AND FORCE MAJEURE
-----------------------------

21. If the Building or any portion thereof materially affecting Lessee's use and enjoyment of the Premises or any portion of the parking lot which materially affects Lessee's use and enjoyment of the Premises shall be taken or condemned, in whole or part, for any public purpose, the Lease Term shall, at the option of Lessor or Lessee, forthwith cease and terminate. Lessor shall receive such award from such taking and Lessee shall have no claims thereto.

      Lessor shall not be liable or responsible for any loss or damage to any property or person occasioned by theft, fire, act of God, public enemy, injunction, riot, strike, insurrection, war, court order, requisition or order of governmental body or authority, or any other matter beyond the control of Lessor. Nothing contained herein shall act to prevent Lessee from pursuing a separate settlement.

SEVERABILITY
------------

22. If any clause or provision of this Lease is illegal, invalid, or unenforceable under present or future laws effective during the Lease Term, it is the intention of both parties that the remainder of this Lease shall not be affected thereby. It is also the intention of the parties that in lieu of each clause or provision that is illegal, invalid, or unenforceable there be added as a part of this Lease a clause or provision similar in terms which shall make such clause or provision legal, valid, and enforceable. The caption of each paragraph is added as a matter of convenience only and shall be considered to be of no effect in the construction of any provision or provisions of this Lease.

ENTIRE AGREEMENT
----------------

23. It is expressly agreed by Lessee, as a material consideration for the execution of this Lease, that there are and were no verbal representations, understandings, stipulations, agreements, or, promises pertaining thereto not incorporated in writing herein. It is likewise agreed that this Lease shall not be altered, waived, amended, extended, or otherwise except via an addenda which must be in written form and signed by both Lessor and Lessee. Any such addenda shall become a part of this lease to the full extent as if incorporated herein.

EXECUTION
---------

24. The submission of this Lease by Lessor, its agent or representative, for examination or execution by Lessee does not constitute an option or offer to lease the Premises upon the terms and conditions contained herein or a reservation of the Premises in favor of Lessee, It is intended hereby that this Lease shall only become effective upon the execution hereof by Lessor and delivery of a fully executed counterpart hereof to Lessee.

      In case Lessee is a corporation, the person executing this Lease on behalf of Lessee (a) represents and warrants, in his or her individual capacity, that this Lease has been duly authorized, executed, and delivered by and on behalf of Lessee and constitutes the valid and binding agreement of Lessee in accordance with the terms hereof, and (b) if Lessor so requests, Lessee shall deliver to Lessor, concurrently with the delivery of this Lease, certified resolutions of the board of directors (and shareholders if required) authorizing Lessee's execution and delivery of this Lease and the performance of Lessee's obligations hereunder. In case Lessee is a partnership, the person executing this Lease on behalf of Lessee represents and warrants, in his or her individual capacity, that all of the persons who are general or managing partners in said partnership have executed this Lease on behalf of Lessee, or that this Lease has been executed and delivered pursuant to and in conformity with a valid and effective authorization therefor by all of the general or managing partners of such partnership, and is and constitutes the valid and binding agreement of the partnership and each and every partner therein in accordance with its terms, to the extent permitted by law.

      It is expressly understood and agreed by and between both parties, that each and all of the representations, warranties, covenants, undertakings, and agreements made on the part of Lessor have not been made with the intention of binding Lessor personally, but rather for the purpose only of subjecting such Lessor's interest in the Building and the Premises to the terms of this lease and for no other purpose. Such exculpation of liability shall be absolute and without exceptions whatsoever.

NOTICES
-------

25. Any notice required or permitted to be given hereunder by one party to the other shall be deemed to be given when personally delivered or addressed and mailed to the respective party to whom notice is intended to be given at the following address of such party. Notice pertaining to Lease Term, options, renewals, etc., must be delivered via certified or registered mail (return receipt requested).

      If to Lessee                              If to Lessor

      Vice President, Finance                   First Office Management
      J.D. Edwards & Company                    7900 E. Union Avenue
      8055 East Tufts Avenue                    Denver, Colorado 80237
      Denver, Colorado 80237                    Attention:  Building Manager


BROKERS
-------

26. Lessee represents and warrants to Lessor that neither it, its officers, agents, nor anyone on its behalf has dealt with any real estate broker in the negotiation or making of this Lease other than Business Space, Inc. or its assignee. Lessee agrees to indemnify and hold Lessor harmless from the claim or claims of any broker or brokers claiming to have interested Lessee in the Building or Premises or claiming to have caused Lessee to enter into this Lease or any renewal thereof. Lessee acknowledges, understands and agrees that Lessor has agreed to pay Business Space, Inc. and only Business Space, Inc., or its assignee, a previously agreed commission in connection with any extension, expansion or renewal of this Lease by Lessee as set forth herein. Lessor is not and shall not be liable to any other broker, person or entity other than Business Space, Inc. or its assignee, for any extension, expansion or renewal commission. Lessee shall indemnify Lessor for any such claim.

ESTOPPEL CERTIFICATE
--------------------

27. The Lessee agrees that from time to time upon not less than twenty (20) days' prior request by Lessor, Lessee will deliver to Lessor a statement in writing certifying: (a) that this Lease is unmodified and in full force and effect (or if there have been modifications, that the Lease as modified is in full force and effect); (b) the dates to which the rent and other charges have been paid; and (c) that the Lessor is not in default under any provision of this Lease, or if in default, the nature thereof in detail.

RULES OF THE BUILDING
---------------------

28. Lessee, Lessee's agents, employees, and invitees will comply fully with the rules and regulations of the Building, attached hereto. Lessor shall at all times have the right to change such rules and regulations and/or amend them in such reasonable manner as may be deemed advisable for the safety, care, and cleanliness of the Building, its tenanted areas, and the preservation of good order therein. All such changes and amendments to the rules and regulations will be forwarded to Lessee in writing and shall be carried out and observed by Lessee.

IN WITNESS WHEREOF this Lease is entered into by the parties hereto on the date and year first set forth above.

LESSEE:                                   LESSOR:

J.D. Edwards & Company                    Equity Assets Management, Inc.,
an Illinois corporation, as
                                          agent for Lessor

BY: /s/ RE Allen                          BY: /s/ signature unreadable

TITLE: VP FINANCE    DATE 12/10/91        TITLE: S.V.P.    DATE: 12/22/91

                                    ADDENDUM


      This Addendum is attached to and forms a part of that certain Lease Agreement dated December 12, 1991 by and between Zell/Merrill Lynch Real Estate Opportunity Partners Limited Partnership, an Illinois limited partnership, as Lessor, and J.D. Edwards & Company, a Colorado corporation, as Lessee (the "Lease"); and constitutes additional covenants and agreements thereto as set forth in the Lease, In the event there is any conflict between the terms and conditions contained herein and those set forth in the Lease, the terms and conditions contained herein shall prevail.

1.    RIGHT TO TERMINATE.
      -------------------

      Provided that Lessee is not in breach or default of any material term or condition of this Lease, and subject to the terms and conditions set forth below, Lessee shall have the one-time right to terminate this Lease effective on the last day of the forty-eighth (48th) month of this Lease calculated from June 1, 1992 or such earlier Commencement Date designated by Lessor in writing. Lessee may only exercise its one-time right to terminate by providing Lessor not less than twelve (12) months prior written notice and by delivering payment to the Lessor at the time of said notice an amount equal to $6.70 for each rentable square foot then constituting Lessee's Premises.


2.    RENEWAL OPTION.
      ---------------

      Provided Lessee is not in breach or default of any material term or condition of the Lease, Lessee shall have a one-time option to renew the Lease for an additional term of five years (the "Renewal Term"). In order to exercise its one-time option to renew, Lessee must provide Lessor not less than one-hundred eighty (180) days written notice prior to the expiration of the Lease term. Lessor and Lessee agree that the Basic Monthly Rental for each year of the Renewal Term shall be as follows:

            Year 6                  $15.00 per rentable square foot
            Year 7                  $16.00 per rentable square foot
            Year 8                  $17.00 per rentable square foot
            Year 9                  $18.00 per rentable square foot
            Year 10                 $19.00 per rentable square foot


3.    RIGHT TO TERMINATE DURING RENEWAL TERM.
      ---------------------------------------

      Provided that Lessee is not in breach or default of any material term or condition of this Lease, and subject to the terms and conditions set forth below, Lessee shall have the one-time right to cancel the Renewal Term and terminate this Lease effective on the last day of the twelfth (12th) month of the Renewal Term. Lessee may only exercise its one-time right to terminate this Lease during the Renewal Term by providing Lessor not less than twelve (12) months prior written notice. Lessee agrees that in the event Lessee elects to exercise its one-time right to terminate during the Renewal Term that the rate for calculating the Basic Monthly Rental for the first year of the Renewal Term shall be increased from $15.00 to $17.00, and further agrees to pay to Lessor any unamortized costs associated with the renewal of this Lease, including without limitation, tenant improvement or remodeling costs amortized into the renewal and broker commissions on or before the effective date of the termination of the Lease.

4.    PARKING.
      --------

      Landlord shall provide Lessee at no additional cost up to two hundred fourteen (214) parking spaces, using a ratio of one (1) space for each 280 rentable square feet of office space. Fifty percent (50%) of Lessee's 214 parking space allotment (107) spaces) shall be in the parking garage adjacent to the Building. The remaining 107 spaces shall be in the adjacent surface lot.

5.    TENANT IMPROVEMENTS/CONSTRUCTION ALLOWANCE.
      -------------------------------------------

      Lessor hereby agrees to provide Lessor with an amount equal to Fifteen Dollars ($15.00) per usable square foot (the "Construction Allowance") to be applied to the cost of the Tenant Improvements to be constructed by Lessor. If the total cost incurred by Lessor in connection with the Tenant Improvements is less than the Construction Allowance (the "Excess Construction Allowance"), Lessor hereby agrees that, at Lessee's option, an amount equal to the Excess Construction Allowance may be used as a credit against the first installment of Base Monthly Rental falling due during the Lease Term. If the total costs incurred by Lessee in connection with the Tenant Improvements exceed the Construction Allowance, Lessee hereby agrees to pay the excess costs to Lessor upon demand. To the extent that such excess costs are known at any point during the construction process, Lessor and Lessee shall each contribute to each construction draw in proportion to their respective total obligations with respect to the Tenant Improvements, and such contributions by Lessee shall offset, dollar-for-dollar, its obligations to pay such excess costs upon demand. Lessee understands and agrees that any and all costs incurred by lessor in connection with space planning and construction drawings shall be deducted from the Construction Allowance.

6.    RIGHT OF FIRST OFFER.
      ---------------------

      Provided Lessee is not in breach or default of any material term or condition of the Lease and has not exercised its rights of cancellation as set forth in Section 1 hereof, Lessee shall have a right during the Lease term to Lease all or any space in the Building if and when such space is available or becomes available to Lessor on the same terms, except for Tenant Improvements/Construction Allowance, and at the same rates as are then in effect with respect to the Premises. Lessee shall have a period not to exceed thirty (30) days after receipt of written notice from Lessor to notify Lessor in writing of its decision to exercise or not exercise its right hereunder; provided, however, Lessee shall exercise its best efforts to notify Lessor of its decision as soon as possible after receipt of Lessor's notice. The Construction Allowance shall be offered on the same terms as provided herein except that such allowance shall be reduced in proportion to the term remaining under this Lease or any renewal thereof. The term for any space leased by Lessee pursuant to this section shall be coterminous with this Lease or any renewal thereof.

LESSEE:                                   LESSOR:
J.D. Edwards & Company                    Equity Assets Management, Inc.,
                                          an Illinois corporation, as
                                          agent for Lessor

BY: /s/ RE Allen                          BY: /s/ signature unreadable

TITLE: VP FINANCE   DATE: 12/13/91        TITLE: S.V.P   DATE: 12/20/91

                                    NOVATION


This agreement for novation (the "Novation") made August 30, 1996 (the "Effective Date"), is between J.D. Edwards & Company, a Colorado corporation ("Company"), and Samuel Zell, not personally, but solely as Trustee under Trust Agreement dated December 14, 1990 and known as Trust No. 7800 ("Zell"), and J.
D. Edwards World Solutions Company, a Colorado corporation ("World Solutions").

The parties stipulate and recite that:

A. This Novation shall apply to that certain Lease Agreement between Zell, Landlord, and Company, Tenant, dated December 20, 1991 and all the amendments thereto (collectively the "Lease"), whereby Landlord leased to Company the premises located at 7800 East Union Avenue, Denver, Colorado, as more particularly described in the Lease.

B. By this Novation, Company desires to be discharged from the performance of the obligations enumerated in the Lease and substitute World Solutions as the party to the Lease. The parties intend that, upon the Effective Date, Company will have no rights or duties whatsoever under or in any way relating to the Lease, World Solutions having succeeded to all the same by virtue of this Novation.

C. Zell desires to release Company from such obligations as described in the Lease provided that World Solutions agrees to perform the obligations and to be bound by the terms, conditions and limitations of the Lease.

For the reasons recited above, and in consideration of the mutual covenants contained herein, the parties agree as follows:

1. World Solutions shall perform the obligations of Company that are enumerated in the Lease, and World Solutions agrees to be bound by all the terms, conditions and limitations of the Lease in every way as if an original party thereto.

2. Zell releases Company from all claims for any liability that has arisen or may have arisen in respect to the Lease. Zell accepts the liability of World Solutions in lieu of the liability of Company. Zell shall be bound by the terms of the Lease in every way as if World Solutions was named in the Lease in place of Company as a party thereto.

3. Zell and Company, as of the date and time immediately prior to the execution of this Novation, hereby confirm that they are the parties to the Lease, and that the Lease is currently fully in force.

4. This Novation supersedes the Lease entered into by Zell and Company, and all the rights and obligations under the Lease are completely extinguished. World Solutions represents that it has a true and correct copy of the Lease and all of its parts and represents that it has read, understands, accepts and agrees to each and every term of the Lease and all of its parts, without qualification.


5. This Novation shall be effective upon the duly authorized execution hereof by each of the three named parties to this Novation.

6. The parties will cooperate with one another and execute such other documents as may be appropriate to achieve the objectives of this Novation, and will afford one another reasonable cooperation and assistance in order to facilitate an orderly transition contemplated by this Novation.

7. This Novation has been executed in triplicate, and all the parties to this Novation have received a signed copy of it.

8. Zell , Company and World Solutions, consent to all the provisions of this Novation.

In witness whereof, the parties have executed this Novation as of the date first written above.


AGREED:

J.D. Edwards & Company

BY: /s/ signature unreadable
Title: VP, General Counsel


Samuel Zell, not personally, but solely as Trustee under Trust Agreement dated December 14, 1990 and known as Trust No. 7800

By: Equity Office Holdings, L.L.C., a Delaware limited liability company, as agent for the Beneficial Owner of Denver Corporate Center

By: /s/ signature unreadable
Title: SVP


J.D. Edwards World Solutions Company

By: /s/ signature unreadable
Title: VP, General Counsel

                            FIRST AMENDMENT TO LEASE
                            ------------------------

      This amendment ("First Amendment"), made as of the 1st day of July, 1992 by and between EQUITY ASSETS MANAGEMENT, INC., an Illinois Corporations, as Agent for Samuel Zell, as Trustee under Trust Agreement dated December 14, 1990 and known as Trust No.
7800 ("Lessor") and J.D. Edwards & Company ("Lessee").


                                            RECITALS
                                            --------

      WHEREAS, Lessor and Lessee entered into a lease ("Lease") dated December 20, 1991 for approximately 67,000 square feet of space on the lst, 3rd, 4th, 6th and 7th floors (the "Premises") of the building ("Building") located at 7900 East Union Avenue, Denver, Colorado; and

      WHEREAS, Lessor and Lessee wish to amend the Lease as provided herein.

      NOW, THEREFORE, in consideration of the above preambles which by this reference are incorporated herein, the mutual covenants and conditions contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lessor and Lessee agree as follows:

      I. Retroactively effective December 20, 1991, the Definitions and Basic Provisions section of the Lease is amended as follows:

            (a) Paragraph (c) is stricken in its entirety and the following is substituted therefor:

                  "Premises": sixty-eight thousand seven hundred sixty-four (68,764) square feet on floors 1,3,4,6 and 7 in the Building known as Denver Corporate Center III and located at 7900 East Union Avenue, Denver, Colorado 80237 in a Project commonly known as Denver Corporate Center, Denver, Colorado, such Premises outlined on a plan attached hereto as Exhibit A. Upon execution of this Lease by Lessor and its delivery to Lessee, and upon Lessee's delivery to Lessor of the requisite insurance policy or policies described in paragraph 10 herein, Lessee shall have, subject to the terms and conditions set forth in this Lease, the right to commence promptly its alterations and improvements to the Premises.

            (b) Paragraph (d) is stricken in its entirety and the following is substituted therefor:

                  (d) "Lease Term": a period of sixty (60) months commencing on July 1, 1992 the "Commencement Date") and ending June 30, 1997.

            (c) Paragraph (e) is stricken in its entirety and the following is substituted therefor:

                  (e) "Base Monthly Rent": $69,910.07 due and payable on or before the first day of each calendar month at the office of Lessor during the initial Lease Term without prior demand.

      II. Effective as of the date hereof, Paragraph 25 of the Lease, "Notices", is hereby amended by adding the following to the end of Lessor's notice address:

                        with a copy to:

                        Equity Assets Management, Inc,
                        Two N. Riverside Plaza
                        Suite 700
                        Chicago, Il, 60606
                        Attn: Senior Vice President - Office Buildings

      III. Retroactively effective December 20,1991 , the Addendum to Lease is amended as follows:

            (a) Delete "June 1, 1992 or such earlier Commencement Date designated by the Lessor in writing" in lines six and seven of Paragraph 1 and substitute therefor "July 1, 1992."

            (b) Paragraph 5 is amended by adding the following language at the end of the first grammatical sentence of said Paragraph: "For the purposes hereof, the parties hereto agree that the total Construction Allowance shall equal $968,715.00".

      IV Retroactively effective December 20, 1991, Exhibit B to the Lease is amended by striking "to be determined in accordance with Lease percent (__%)" in line 2 of paragraph 5 and inserting therefor "thirty eight and thirty four hundredths percent (38.34%)."

      V. Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect. The capitalized terms used in this Amendment shall have the same definitions as set forth in the Lease, to the extent that such capitalized terms are defined therein and not redefined in this First Amendment.

      This First Amendment shall be binding upon and inure to the benefit of Lessor and Lessee and their respective successors, assigns and related entities.

      IN WITNESS WHEREOF, Lessor and Lessee have executed this First Amendment on the day and year first above written.

ATTEST:                             LESSOR:

                                    EQUITY ASSETS MANAGEMENT
                                    as Agent

/s/ signature unreadable            By: /s/ Michael Sheinhop
                                    Name: /s/ Michael Sheinhop
_________________________           Title: VICE PRESIDENT




ATTEST                              LESSEE:

                                    J.D. EDWARDS & COMPANY

/s/ signature unreadable            By: /s/ RE Allen
                                    Name: RE ALLEN
                                    Title: VP FINANCE

----------------------

                 DENVER CORPORATE CENTER TOWER III, FIRST FLOOR
                                 [IMAGE OMITTED]

                 DENVER CORPORATE CENTER TOWER III, THIRD FLOOR
                                 [IMAGE OMITTED]

                 DENVER CORPORATE CENTER TOWER III, FOURTH FLOOR
                                 [IMAGE OMITTED]

                 DENVER CORPORATE CENTER TOWER III, SIXTH FLOOR
                                 [IMAGE OMITTED]

                DENVER CORPORATE CENTER TOWER III, SEVENTH FLOOR
                                 [IMAGE OMITTED]

                                SECOND AMENDMENT


This Second Amendment (the "Amendment') is made and entered into as of the 25th day of December, 1995, by and between Samuel Zell, not personally, but solely as Trustee dated December 14,T 1990 and known as Trust Agreement No. 7800 ("Lessor") by its agent, Equity Office Properties, Inc., and J. D. Edwards & Company ("Lessee").

WITNESSETH

A. WHEREAS, Lessor and Lessee are parties to that certain Lease dated the twentieth day of December, 1991, currently containing approximately 68,764 rentable square feet of space locked on the 1st, 3rd, 4th, 6th and 7th floor(s) of the building commonly known as Denver Corporate Center, Tower III and the address of which is 7900 East Union Avenue, Denver, Colorado 80237 (the "Building"), which lease has been previously amended or assigned by instrument(s) dated July 1, 1992 (collectively, the "Lease"); and

B. WHEREAS, Lessee has requested that additional space consisting of approximately 16,017 rentable square feet on the eighth (8th) floor of the Building shown on Exhibit A hereto (the "Expansion Space be added to the Premises and that the Lease be appropriately amended, and Lessee is willing to do the same on the terms and conditions hereinafter set forth;

      NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Lessor and Lessee agree as follows:

I. EXPANSION AND EFFECTIVE DATE. Effective as of the Expansion Effective Date (as hereinafter defined), the Premises is increased from 68,764 rentable square feet on the 1 st, 3rd, 4th, 6th and 7th floors to 84,781 rentable square feet with the addition of the eighth floor Expansion Space. The lease term for the Expansion Space shall commence on the Expansion Effective Date and end on the Termination Date. The Expansion Space is subject to all the terms and conditions of the Lease except as expressly modified herein and except that Lessee shall not be entitled to receive any allowances, abatement or other financial concession granted with respect to the Premises unless such concessions are expressly provided for herein with respect to the Expansion Space.

A. The Expansion Effective Date shall be no later than April 1, 1994.

B. Any delay in the Expansion Effective Date shall not subject Lessor to any liability for any loss or damage resulting therefrom. If the Expansion Effective Date is delayed. the Termination Date under the Lease shall not be similarly extended.

II.   MONTHLY BASE RENTAL.

      Lessee shall pay Lessor the sum of Three Million Three Hundred Sixty One Thousand Five Hundred Sixty Six Dollars and Sixty Five Cents ($3,361,566.65) as Base Rental for the Premises in thirty nine (39) monthly installments commencing April 1, 1994 and ending on the termination date as follows:

A. Thirty nine equal installments of Eighty Six Thousand One Hundred Ninety Four Dollars and Two Cents ($86,194.02) each payable on or before the first day of each month during the period beginning the earlier of April 1, 1994 or when Lessee takes occupancy of the space and ending June 30, 1997.

      All such Base Rental shall be payable by Lessee in accordance with the terms of the "Payment" section of the Lease.

      If the Expansion Effective Date is before April 1, 1994, the beginning date set forth above with respect to the payment of any installments of Base Rental shall be appropriately adjusted on a per diem basis and set forth in a confirmation letter to be prepared by Lessor.

III. ADDITIONAL SECURITY DEPOSIT. Upon Lessee's execution hereof, Lessee shall pay $0.00 to Lessor which is added to and becomes part of the Security Deposit, if any, held by Lessor as provided under the Lease as security for payment of Rent and the performance of other terms and conditions of the Lease by Lessee.

IV. LESSEE'S PRO RATA-SHARE. For the period commencing with the Expansion Effective Date and ending on the Termination Date, Lessee's Pro Rata Share for the Premises is 47.2705 percent (47.2705%).

V. BASE YEAR, BASE AMOUNT, TAX BASE, AND EXPENSE BASE. For the period commencing with the Expansion Effective Date and ending on the Termination Date,

      A. the Base Year for the computation of Lessee's Pro Rata Share of Basic Costsc applicable to the Expansion Space is 1992

VI. IMPROVEMENTS TO EXPANSION SPACE.

A. Lessee has inspected the Expansion Space and agrees to accept the same "as is" without any agreements, representations, understandings or obligations on the part of Lessor to perform any alterations, repairs or improvements, except as may be expressly provided otherwise in this Amendment.

B. COST OF IMPROVEMENTS TO EXPANSION SPACE. Provided Lessee is not in default, Lessee shall be entitled to receive an improvement allowance (the "Expansion Improvement Allowance") in an amount of One Hundred Ninety Two Thousand Two Hundred and Four Dollars and Zero Cents ($192,204.00) to be applied toward the cost of performing initial construction, alteration or improvement of the Expansion Space, including but not limited to the cost of space planning, design and related architectural and engineering services, telephone and computer cabling and furniture installation. In the event the total cost of the initial improvements to the Expansion Space exceeds the Expansion Improvement Allowance, Lessee shall pay for such excess upon demand. Lessor shall pay such Expansion Improvement Allowance directly to the contractors retained to perform the construction, design or related improvement work to the Expansion Space.

C.    RESPONSIBILITY FOR IMPROVEMENTS TO EXPANSION SPACE.

            (i) Work Performed By or On Behalf of Lessee Pursuant to Plans Yet to be Prepared.

            Lessee shall enter into a direct contract for the initial improvement to the Expansion Space with a general contractor selected by Lessee and approved by Lessor. Lessee shall submit engineered construction documents to Lessor prior to the commencement of any work. All plans for the initial improvements to the Expansion Space shall be subject to Lessors approval, which approval shall not be unreasonably withheld. Lessee shall perform all improvements to the Expansion Space in accordance with "Alterations, Additions, Improvements" of the Lease dated December 20, 1991.


D.    LESSOR'S OBLIGATIONS.

Lessor shall at its expense (except as included in Operating Expenses), keep and maintain in good repair and working order and make all repairs to and perform necessary maintenance upon: 1) all structural elements of the Building within the Premises, unless the need to make structural alteration or repair results from Tenant's particular manner of use of the Premises, Tenant's particular design of the Premises, or any alterations additions or improvements performed by or on behalf of Tenant in the Premises; 2) all mechanical systems within the Premises, but only to the extent such have not been installed by Tenant or its contractors; 3) all elements of the Building and the Premises necessary to Provide the services described in the "Services By Lessor" section of the Lease, but only to the extent such have not been installed by Tenant or its contractors; 4) the Building facilities common to all tenants including, but not limited to, the ceilings, lighting, HVAC, plumbing, walls and floors in the common areas. Notwithstanding the foregoing Tenant shall be responsible for the cost of any alterations, repairs, changes and additions necessitated by the acts or omissions of Tenant's agent employees and contractors.

VII. EARLY ACCESS TO EXPANSION SPACE. During any period that Lessee shall be permitted to enter the Expansion Space prior to the Expansion Effective Date (e.g., to perform alterations or improvements), Lessee shall comply with all terms and provisions of the Lease, except those provisions requiring payment of Base Rental or Additional Base Rental as to the Expansion Space. If Lessee takes possession of the Expansion Space prior to the Expansion Effective Date for any reason whatsoever (other than the performance of work in the Expansion Space with Landlord's prior approval), such possession shall be subject to all the terms and conditions of the Lease and this Amendment, and Lessee shall pay Base Rental and Additional Base Rental as applicable to the Expansion Space to Lessor on a per diem basis for each day of occupancy prior to the Expansion Effective Date.

VII. PARKING, Paragraph 4. of the Addendum to the Lease dated December 20, 1991 is hereby deleted in its entirety and replaced with the following: Lessor shall provide Lessee at no additional cost up to Two Hundred Seventy One (271) parking spaces. One Hundred and Twenty Three (123) of the allotted spaces shall be provided in the adjacent parking structure and the remaining One Hundred Forty Eight (148) parking spaces shall be provided in the adjacent surface lot.

X.    MISCELLANEOUS

A. This Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements.

B. Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

C. In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control.

D. Submission of this Amendment by Lessor is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Lessee. Lessor shall not be bound by this Amendment until Lessor has executed and delivered the same to Lessee.

E. The capitalized terms used in this Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Amendment

F. This Amendment shall be of no force and effect unless and until accepted by any guarantors of the Lease, who by signing below shall agree that their guarantee shall apply to the Lease as amended herein, unless such requirement is waived by Lessor in writing.


IN WITNESS WHEREOF, Lessor and Lessee have duly executed this Amendment as of the day and year first above written.


WITNESSES; ATTESTATION         LESSOR: Samuel Zell, not personally, but solely,
                               as Trustee under Trust Agreement dated
                               December 14, 1990 and known as Trust No. 7800

                               BY: EQUITY OFFICE PROPERTIES, INC.,
                                   as Agent

                               By: /s/ signature unreadable
                                  ---------------------------------------
                                  Name: Richard J. Berk
                                  Title: Vice President

                               LESSEE: J. D. Edwards & Company

                               By: /s/ signature unreadable
                                  ----------------------------------------
                                 Its: VP Finance

                                    EXHIBIT A

J.D, Edwards & Company
Suite 800
16,017 Square Feet



DENVER CORPORATE CENTER
TOWER Ill, EIGHTH FLOOR



                                 (IMAGE OMITTED)

                                 THIRD AMENDMENT


      This Third Amendment (the "Amendment") is made and entered into as of the 22 day of May, 1995, by and between Samuel Zell, not personally, but solely as Trustee under Trust Agreement dated December 14, 1990 and known as Trust No. 7800 ("Lessor") by its agent, Equity Office Properties, Inc., and J.D. Edwards & Company, a Colorado Corporation ("Lessee").

                                   WITNESSETH

A. WHEREAS, Lessor and Lessee are parties to that certain lease dated December 20, 1991, that certain first amendment to lease dated July 1, 1992 and that certain second amendment to lease dated December 25, 1993 (the lease and first and second amendments thereto are collectively referred to as the "Lease"), with respect to space on the 1st, 3rd, 4th, 6th, 7th and 8th floors of the building commonly known as Denver Corporate Center Tower III and the address of which is 7900 East Union Avenue, Denver, Colorado (the "Building"); and

B. WHEREAS, Lessee has requested that additional space consisting of approximately 3,164 rentable square feet on the 1st floor of the Building as shown on Exhibit A hereto (the "First Expansion Space") be added to the Premises and that the Lease be appropriately amended, and Lessor is willing to do the same on the terms and conditions hereinafter set forth;

      NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Lessor and Lessee agree as follows:

      I.    FIRST EXPANSION SPACE.

      A. Effective as of the day Lessor provides Lessee with possession of the First Expansion Space (the "First Expansion Effective Date"), the Premises is increased by 3,164 rentable square feet by the addition of the First Expansion Space. Following the addition of the First Expansion Space, the total square footage of the Premises shall be 87,945. The lease term for the First Expansion Space shall commence on the First Expansion Effective Date and end on the termination date (June 30, 1997). Lessee acknowledges that the First Expansion Space is currently leased and occupied by Polk World Travel, Inc. ("Polk") and that Lessor will provide Lessee with possession of the First Expansion Space immediately after Polk vacates the First Expansion Space. The First Expansion Space is subject to all the terms and conditions of the Lease except as expressly modified herein and except that Lessee shall not be entitled to receive any allowances, abatements or other financial concessions granted with respect to the Premises unless such concessions are expressly provided for herein with respect to the First Expansion Space.

      B. In addition to the Base Monthly Rent payable with respect to the Premises, Lessee, during the period beginning on the First Expansion Effective Date and ending on the termination date, shall pay Lessor Base Monthly Rent for the First Expansion Space at the rate of $3,216.73 per month. Such Base Monthly Rent shall be paid by Lessee to Lessor in accordance with the terms and conditions of the "Payments" section of the Lease. In the event that the First Expansion Effective Date does not occur on the first day of a calendar month, Lessee shall pay Lessor Base Monthly Rent with respect to the First Expansion Space for such partial calendar month at the rate of $105.76 per day.

      C. Effective as of the First Expansion Effective Date, Lessee's Proportionate Share shall be increased by 1.7641%. Lessee shall pay for its Proportionate Share of Operating Expenses and Real Estate Taxes with respect to the First Expansion Space in accordance with the terms and conditions of Exhibit B to the Lease, including, without limitation, a Base Year of 1992.

      D. Lessee has inspected the First Expansion Space and agrees to accept the same "as is" without any agreements, representations, understandings or obligations on the part of Lessor to perform any alterations, repairs or improvements.

      II. CONTINGENCY. Lessee hereby acknowledges that the First Expansion Space is currently leased to Polk under the terms and conditions of a lease (the "Polk Lease") that is currently scheduled to expire on October 31, 1996. Accordingly, this Amendment is contingent upon Lessor entering into a termination agreement with Polk on or before May 31, 1995, pursuant to which the Polk Lease will be terminated effective on or before May 31, 1995. In the event Lessor fails to enter into such termination agreement with Polk on or before May 31,1995, either Lessor or Lessee shall thereafter have the right to terminate this Amendment by giving written notice of termination to the other.

      III. POLK TERMINATION FEE. In consideration for Landlord's termination of the Polk Lease, Tenant, simultaneously with its execution of this Amendment, agrees to pay Landlord the sum of Eight Thousand Nine Hundred Eighty-Five and 76/100 Dollars ($8,985.76) (the "Termination Fee"). In the event that either party elects to terminate this Amendment in accordance with Section II above, Landlord shall return the Termination Fee to Tenant within fifteen (15) days after the date such notice is sent or received by Landlord, as the case may be.

      IV. PARKING. In addition to the parking spaces to be provided to Lessee under the Lease, effective as of the First Expansion Effective Date, Lessor shall provide Lessee, at no additional cost, with nine (9) parking spaces in the adjacent surface lot.

      V.    Miscellaneous.

      A. This Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements.

      B. Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

      C. In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control.

      D. Submission of this Amendment by Lessor is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Lessee. Lessor shall not be bound by this Amendment until Lessor has executed and delivered the same to Lessee.

      E. Tenant hereby represents that it has not dealt with any brokers in connection with this Amendment other than Business Space, Inc.. Tenant agrees to indemnify, defend and hold harmless Landlord from all claims of any brokers (other than Business Space, Inc.) claiming to have represented Tenant in connection with this Amendment.

      F. The capitalized terms used in this Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Amendment.

      IN WITNESS WHEREOF, Lessor and Lessee have duly executed this Amendment as of the day and year first above written.

WITNESSES; ATTESTATION                  LESSOR: SAMUEL ZELL, NOT PERSONALLY, BUT
(Two for each signatory                 BUT SOLELY AS TRUSTEE UNDER TRUST
mandatory if Building                   AGREEMENT DATED DECEMBER 14,1990
is in Florida or Ohio)                  AND KNOW AS TRUST NO. 7800

                                        BY: EQUITY OFFICE PROPERTIES, INC., an
                                            Illinois Corporation as Agent

                                        By: /s/ signature unreadable

/s/ signature unreadable                Name: E. VALJEAN WHEELER

                                        Title: VICE - CHAIRMAN

                                        LESSEE: J.D. EDWARDS AND COMPANY

/s/ signature unreadable                By: /s/ R E Allen

                                        Name: Richard E. Allen

                                        Title: Chief Financial Officer

                                    EXHIBIT A

THIS EXHIBIT IS ATTACHED TO AND MADE A PART OF THE LEASE DATED 5/24/90 BY AND BETWEEN Samuel Zell, not personally but solely as Trustee under Trust Agreement dated December 14, 1990 and known as Trust No. 7800 by its agent Equity ("LESSOR") Office Properties, Inc. AND J.D. Edwards & Company, a Colorado Corporation ("LESSEE")


                CONCERNING A PORTION OF THE BUILDING KNOWN AS THE
                  Denver Corporate Center, Tower III SUITE# 150




                             TOWER III, FIRST FLOOR
                                 [IMAGE OMITTED]




LESSEE: J.D. Edwards & Company,        LESSOR: Samuel Zell, not personally, but
Colorado Corporation                   solely as Trustee under Trust Agreement
______________________________         date December 14, 1990 and known as Trust
______________________________         No. 7800 by its agent Equity Office
                                       Properties, Inc.
BY: RE Allen                           BY: /s/ E. VALJEAN Wheeler
   ---------------------------            ------------------------------------
Richard E. Allen                           E. VALJEAN WHEELER
TITLE: Chief Financial Officer   DATE: 5/12/95  TITLE: VICE - CHAIRMAN
DATE: 5/24/95

                                FOURTH AMENDMENT


      This Fourth Amendment (the "Amendment") is made and entered into as of the 23 day of October, 1995, by and between Samuel Zell, not personally, but solely as Trustee under Trust Agreement dated December 14, 1990 and known as Trust No. 7800 ("Lessor") by its agent, Equity Office Holdings, L.L.C., Delaware Limited Liability Company and J.D.
Edwards & Company, a Colorado Corporation ("Lessee").

                                   WITNESSETH

A. WHEREAS, Lessor and Lessee are parties to that certain lease dated December 20, 1991, that certain first amendment to lease dated July 1 , 1992, that certain second amendment to lease dated December 25, 1993 and that certain third amendment dated May 22, 1995 (the lease and first, second and third amendments thereto are collectively referred to as the "Lease"), currently containing approximately 87,945 rentable square feet of space on the 1st, 3rd, 4th, 6th, 7th and 8th floors (the "Existing Premises") of the building commonly known as Denver Corporate Center Tower III and the address of which is 7900 East Union Avenue, Denver, Colorado (the "Building"); and

      B. WHEREAS, Lessee has requested that additional space consisting of approximately 21,362 rentable square feet and comprised of the remainder of the 3rd floor of the Building not currently leased by Tenant as shown on Exhibit A-1 hereto (which remainder is deemed to equal 3,679 square feet, 16,017 rentable square feet on the 5th floor of the Building as shown on Exhibit A-2 hereto and 1,666 rentable square feet of space on the basement level of the Building as shown on Exhibit A-3 hereto (collectively the "Second Expansion Space") be added to the Existing Premises and that the Lease be appropriately amended, and Lessor is willing to do the same on the terms and conditions hereinafter set forth;

      NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Lessor and Lessee agree as follows:

            Second Expansion Space.

      A. Effective as of December 1, 1995 (the "Second Expansion Effective Date"), the Existing Premises is increased from 87,945 rentable square feet to 109,307 rentable square feet by the addition of the Second Expansion Space. The lease term for the Second Expansion Space shall commence on the Second Expansion Effective Date and end on the termination date (June 30, 1997). The Second Expansion Space is subject to all the terms and conditions of the Lease except as expressly modified herein and except that Lessee shall not be entitled to receive any allowances, abatements or other financial concessions granted with respect to the Premises unless such concessions are expressly provided for herein with respect to the Second Expansion Space.

      B In addition to the Base Monthly Rent payable with respect to the Existing Premises, Lessee, during the period beginning on the Second Expansion Effective Date and ending on the termination date, shall pay Lessor Base Monthly Rent for the Second Expansion Space at the rate of $21,718.03 per month. Such Base Monthly Rent shall be paid by Lessee to Lessor in accordance with the terms and conditions of the "Payments" section of the Lease.

      C. Effective as of the Second Expansion Effective Date, Lessee's Proportionate Share shall be increased by 11.9098%. Lessee shall pay for its Proportionate Share of Operating Expenses and Real Estate Taxes with respect to the Second Expansion Space in accordance with the terms and conditions of Exhibit B to the Lease, including, without limitation, a Base Year of 1992.

      D. Lessee has inspected the Second Expansion Space and agrees to accept the same "as is" without any agreements, representations, understandings or obligations on the part of Lessor to perform any alterations, repairs or improvements. Notwithstanding the foregoing, Lessee shall be entitled to receive a Construction Allowance with respect to the Second Expansion Space in accordance with the terms and conditions of Article to of the Addendum to (remainder incomplete) has commenced or completed its improvements to the Second Expansion Space and regardless of whether Lessee has actually taken occupancy or possession of the Second Expansion Space.

      II. PARKING. In addition to the parking spaces to be provided to Lessee under Section VIII of the Second Amendment to Lease, effective as of the Second Expansion Effective Date, Lessor shall provide Lessee, at no additional cost, with fifty-nine (59) parking spaces in the adjacent surface lot.

      III.  MISCELLANEOUS.
      --------------------

      A. This Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements.

      B. Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

      C. In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control.

      D. Submission of this Amendment by Lessor is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Lessee. Lessor shall not be bound by this Amendment until Lessor has executed and delivered the same to Lessee.

      E. The capitalized terms used in this Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Amendment.

      IN WITNESS WHEREOF, Lessor and Lessee have duly executed this Amendment as of the day and year first above written.

WITNESSES; ATTESTATION            LESSOR: SAMUEL ZELL, NOT PERSONALLY, BUT
(Two for each signatory           BUT SOLELY AS TRUSTEE UNDER TRUST
mandatory if Building             AGREEMENT DATED DECEMBER 14, 1990
is in Florida or Ohio)            AND KNOW AS TRUST NO. 7800

                                  BY:   EQUITY OFFICE HOLDINGS, L.L.C., as Agent

                                  By: /s/ Randy Bessolo

/s/ signature unreadable          Name: Randy Bessolo
                                  Title: Vice President - Asset Management
------------------------

                                  LESSEE: J.D. EDWARDS AND COMPANY

                                  By: /s/ RE Allen
______________________            Name: Richard E. Allen
______________________            Title: CHIEF FINANCIAL OFFICER

                                 FIFTH AMENDMENT


      This Fifth Amendment (the "Amendment") is made and entered into as of the 27 day of November, 1995, by and between Samuel Zell, not personally, but solely as Trustee under Trust Agreement dated December 14, 1990 and known as Trust No. 7800 ("Lessor") by its agent, Equity Office Holdings, L.L.C., Delaware Limited Liability Company and J.D.
Edwards & Company, a Colorado Corporation ("Lessee").

                                   WITNESSETH

A. WHEREAS, Lessor and Lessee are parties to that certain lease dated December 20, 1991, that certain first amendment to lease dated July 1, 1992, that certain second amendment to lease dated December 25, 1993, that certain third amendment dated May 22, 1995, and that certain fourth amendment dated Oct. 23, 1995, (the lease and first, second, third and fourth amendments thereto are collectively referred to as the "Lease"), currently containing approximately 109,307 rentable square feet of space on the basement level and the 1st, 3rd, 4th, 5th, 6th, 7th and 8th floors (the "Existing Premises") of the building commonly known as Denver Corporate Center Tower III and the address of which is 7900 East Union Avenue, Denver, Colorado (the "Building"); and

B. WHEREAS, Lessee has requested that additional space consisting of approximately 2,000 usable/rentable square feet on the basement level of the Building as shown on Exhibit A hereto (the "Third Expansion Space") be added to the Existing Premises and that the Lease be appropriately amended, and Lessor is willing to do the same on the terms and conditions hereinafter set forth;

      NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Lessor and Lessee agree as follows:

      I.    THIRD EXPANSION SPACE.

      A. Effective as of the earlier to occur of (i) December 1, 1995, (ii) the date upon which Lessee substantially completes the Improvements (hereinafter defined) in the Third Expansion Space, or (iii) the date upon which Lessee first begins to use the Third Expansion Space for the operation of its business (the "Third Expansion Effective Date"), the Existing Premises is increased from 109,307 rentable square feet to 111,307 rentable square feet by the addition of the Third Expansion Space. The lease term for the Third Expansion Space shall commence on the Third Expansion Effective Date and end on the termination date (June 30, 1997). The Third Expansion Space is subject to all the terms and conditions of the Lease except as expressly modified herein and except that Lessee shall not be entitled to receive any allowances, abatements or other financial concessions granted with respect to the Existing Premises unless such concessions are expressly provided for herein with respect to the Third Expansion Space.

      B. In addition to the Base Monthly Rent payable with respect to the Existing Premises, Lessee, during the period beginning on the Third Expansion Effective Date and ending on the termination date, shall pay Lessor Base Monthly Rent for the Third Expansion Space at the rate of Two Thousand Thirty-Three and 33/100 Dollars ($2,033.33) per month. Such Base Monthly Rent shall be paid by Lessee to Lessor in accordance with the terms and conditions of the "Payments" section of the Lease.

      C. Effective as of the Third Expansion Effective Date, Lessee's Proportionate Share shall be increased by 1.1150%. Lessee shall pay for its Proportionate Share of Operating Expenses and Real Estate Taxes with respect to the Third Expansion Space in accordance with the terms and conditions of Exhibit B to the Lease, including, without limitation, a Base Year of 1992.

      D. Lessee has inspected the Third Expansion Space and agrees to accept the same "as is" without any agreements, representations, understandings or obligations on the part of Lessor to perform any alterations, repairs or improvements. Notwithstanding the foregoing, Lessee shall be entitled to receive a Construction Allowance with respect to the Third Expansion Space in accordance with the terms and conditions of Article 6 of the Addendum to the Lease. Lessor and Lessee hereby agree that such Construction Allowance shall be in an amount per square foot of Third Additional Space equal to $.25 x the number of full calendar months remaining in the lease term on the Third Expansion Effective Date. For example, if the Third Expansion Effective Date occurs on November 1, 1995, Lessee shall be entitled to receive a Construction Allowance in the amount of Ten Thousand and 00/100 Dollars ($10,000.00) ($.25 x 20 [the number of months remaining in the lease term] x 2,000 [square footage of Third Expansion Space] = $10,000.00)). It is understood and agreed that Lessee's obligation to pay Base Monthly Rent with respect to the Third Expansion Space shall commence on the Third Expansion Effective Date regardless of whether Lessee has commenced or completed its Improvements to the Third Expansion Space and regardless of whether Lessee has actually taken occupancy or possession of the Third Expansion Space.

      II. EARLY ACCESS TO THIRD EXPANSION SPACE. Upon the full and final execution of this Amendment, Lessor shall provide Lessee with possession of the Third Expansion Space for the purpose of performing improvements therein in preparation of Lessee's occupancy of the Third Expansion Space (the "Improvements"). All such Improvements shall be performed in accordance with the terms and conditions of the Lease, including, without limitation, approval by Lessor of the plans for the Improvements and any contractors Lessee retains to perform such Improvements. During any period that Lessee shall be permitted to enter the Third Expansion Space prior to the Third Expansion Effective Date (e.g., to perform alterations or improvements), Lessee shall comply with all terms and provisions of the Lease, except those provisions requiring payment of Fixed Rent or additional Rent as to the Third Expansion Space.

      III.  MISCELLANEOUS.

      A. This Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements.

      B. Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

      C. In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control.

      D. Submission of this Amendment by Lessor is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Lessee. Lessor shall not be bound by this Amendment until Lessor has executed and delivered the same to Lessee.

      E. The capitalized terms used in this Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Amendment.

      IN WITNESS WHEREOF, Lessor and Lessee have duly executed this Amendment as of the day and year first above written.

WITNESSES; ATTESTATION          LESSOR: SAMUEL ZELL, NOT PERSONALLY, BUT
Two for each signatory          BUT SOLELY AS TRUSTEE UNDER TRUST
mandatory if Building           AGREEMENT DATED DECEMBER 14,1990
is in Florida or Ohio)          AND KNOW AS TRUST NO. 7800

                                BY: EQUITY OFFICE HOLDINGS, L.L.C.,
                                      as Agent

                                By: /s/ Randy Bessolo

                                Name: Randy Bessolo

                                Title: Vice President - Asset Management

                                LESSEE: J.D. EDWARDS AND COMPANY

/s/ signature unreadable        By: /s/ Richard E. Allen

/s/ signature unreadable
                                Name: Richard E.  Allen
                                Title: Chief Financial Officer